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                                                                 Exhibit 10.16

This Debenture and shares of Common Stock issuable on conversion of this Debenture have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

                              ART RENAISSANCE, INC.

$375,000                                                        April 10, 1998
                                                                (Date of Issue)

      1. The Convertible Debenture. ART RENAISSANCE, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Gross Foundation, Inc., located at 1660 49th Street, Brooklyn, New York, New York 11204, or its successors or assigns (the "Holder"), the principal amount of Three Hundred Seventy Five Thousand Dollars ($375,000), together with interest at the rate of 10% per annum on the unpaid principal balance hereof from the date of issue, which principal and interest shall be payable as follows:

      (a) All of the principal and all accrued interest shall be due and payable in full on June 30, 1999. Provided, if the Company is engaged in a public offering and the underwriter has required a lock up of the stock issuable under this Convertible Debenture as provided in Section 5(d)(2)(e), the due date of this Convertible Debenture shall be automatically extended to that date which is 90 days after the termination of the lock up period. Provided, however, the Holder shall have the right after May 31, 1999 and during the lock up period to demand payment of this Convertible Debenture in full upon 30 days notice to the Company.

            (1) In the event the term of this Convertible Debenture is extended due to a lock up requirement as provided in Section 5(d)(2)(e), accrued interest will be due on June 30, 1999 and on the first day of each calendar quarter thereafter until this Convertible Debenture is paid in full;

      (b) Provided, however, at the election of the Holder, in the event the Company's Common Stock is listed on a national securities exchange, all principal and all accrued but unpaid interest shall be due and payable at such time.

Interest shall be computed on the basis of a 360-day year. Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Holder of this Convertible Debenture.

      2. Transferability. The Convertible Debenture may be converted into shares of Company Common Stock, .01 par value per share (the "Common Stock") of the Company pursuant to the terms of Section 5 hereof (the "Conversion Shares"), and the Convertible Debenture and the Conversion Shares may not be transferred, sold, assigned, pledged or otherwise distributed for value unless there is an effective registration statement under the Securities Act of 1933, as amended (the

"Act") covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration under the Act and applicable state securities laws.

      3. Exchange of Convertible Debenture. At any time at the request of any Holder of the Convertible Debenture and upon compliance with the provisions of
Section 2 above and surrender of such Convertible Debenture for such purpose to the Company at its principal office or such other office or agency as it may authorize for such purpose, the Company at its expense (except for any transfer tax arising out of the exchange) shall execute and deliver in exchange therefor a new Convertible Debenture or Convertible Debentures, in the denomination or denominations ($1,000 and integral multiples thereof only, plus one Convertible Debenture in a lesser denomination if required) as such Holder may request, in an aggregate principal amount equal to the unpaid portion of the principal amount of the Convertible Debenture surrendered and substantially in the form thereof, dated as of the date of the Convertible Debenture so surrendered and payable to, or to such person(s) as directed by, the Holder.

      4. Replacement of Convertible Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Convertible Debenture and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity reasonably satisfactory to the Company if requested by the Company, or in the case of any such mutilation, upon surrender and cancellation of such Convertible, the Company shall issue a new Convertible Debenture identical in form to the lost, stolen, destroyed or mutilated Convertible Debenture.

      5. Conversion of Convertible Debenture.

            (a) Right of Conversion. Subject to and upon compliance with the provisions of Section 2 above and this Section, the Holder of this Convertible Debenture or any Convertible Debentures issued in exchange for it shall have the right, at the Holder's option, at any time beginning 45 days following the date hereof and prior to the date of final maturity of this Convertible Debenture, to convert the principal amount, as well as any accrued but unpaid interest due thereon if so elected by the Holder, of any such Convertible Debenture, in whole or in part, into that number of fully paid and nonassessable shares of Company Common Stock (calculated as to each conversion to the nearest 1/100 of a share) obtained by first: dividing the principal amount of the Convertible Debenture into the value of all of the Company's issued and outstanding Common Stock as determined by appraisal in conjunction with, and immediately preceding, any initial public offering of the Company's Common Stock; the amount so determined shall than be divided by the number of then issued and outstanding shares of Common Stock of the Company, as adjusted (the "Conversion Price"). The surrender of the Convertible Debenture shall be made at the Conversion Price and in the manner provided in Subsection (b) of this Section.

            (b) Surrender of Convertible Debenture. In order to exercise the conversion privilege, the Holder of the Convertible Debenture to be converted shall surrender such Convertible Debenture to the Company at its principal office or at such other agency maintained for such purpose by the Company, and shall give written notice to the Company at such office or agency that the Holder elects to convert such Convertible Debenture specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. The Convertible Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name of the original Holder, be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by each holder or such Holder's duly authorized attorney. After the surrender of such Convertible Debenture, as aforesaid, the Company shall issue and shall deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates for the number of full shares of common stock issuable upon the conversion of such Convertible Debenture or portion thereof in accordance with the provisions of this Section. Any fractional interest in respect of a share arising upon such conversion shall be settled as provided in Subsection
      (c) of this Section. In the exercise of this conversion right, the Holder may elect to be paid cash for accrued but unpaid interest on the Convertible Debenture or may convert such interest into Common Stock at the same price, terms and conditions as set forth above.

            (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Debenture. Instead of any fractional interest in a share of capital stock which would otherwise be deliverable upon the conversion of any convertible Debenture, the Company shall make an adjustment therefor to the nearest 1/100 of a share in cash at the Conversion Price on the day of conversion. If more than one Convertible Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion of all such Convertible Debentures surrendered for conversion shall be computed on the basis of the aggregate principal amount of the Convertible Debentures, or specified portions thereof to be converted, so surrendered.

            (d) Registration. In the event the Company makes a public offering of its Common Stock and in connection therewith a listing for said stock is applied for, the following provisions shall apply to such Common Stock:

                  (1) Piggyback Registration Rights. The Company shall advise the Holder of this Convertible Debenture or any then Holder of the Convertible Debenture or any then Holder of Common Stock who acquired such stock upon conversion of the Convertible Debenture (such persons being collectively referred to herein as "Holders") by written notice at least four (4) weeks prior to the filing of any Registration Statement under the Securities Act of 1933, as amended, the "Act"), covering securities of the Company and will, upon the request of any such Holder, include in any such registration statement or post effective amendment thereto, such information as may be required to permit a public offering of the Common Stock held by the Holder. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of its Common Stock, and furnish indemnification in the manner as set forth in Subsection d(2)(b) of this Section 5 Such Holders shall furnish information and indemnification as set forth in Subsection d(2)(b) of this Section 5, except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of its Common Stock.

                  (2) The following provision of this Section 5 shall also be applicable:

                        (a) The Company shall bear the entire cost and expense
            of any registration of securities initiated by it under Subsection
            (1) of this Section 5 notwithstanding that Holder's Common Stock acquired through exercise of the Convertible Debenture may be included in any such registration.

                        (b) The Company shall indemnify and hold harmless each
            such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Common Stock acquired through exercise of the Convertible Debenture from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 5 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include such person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such Holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 5 or caused by any untrue statement or alleged untrue statement omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

                        (c) Liquidated Damages. In the event that the Holder has
            fully complied with the surrender provisions of Section 5 (b) and the Company fails to deliver to the Holder the certificate or certificates for the shares of Common Stock in compliance with the conversion privileges provided herein within seven days following the date that the Holder has fully complied with the surrender provisions of Section 5 (b), the Company shall grant to the Holder a warrant to purchase 5,000 shares of the Company Common Stock at the price of $300.00 per share for each month (30 day period) or portion thereof that the Company fails to deliver the Common Stock to the Holder. Such warrant(s) shall be exercisable at any time within the two year period following the date the Holder has fully complied with the surrender provisions of Section 5 (b). Due to the difficulty in determining the actual damages associated with the failure to timely issue the Common Stock to the Holder, the Company and Holder agree that this liquidated damages provision is reasonable and is not intended as a penalty. The warrant price and number of shares is not subject to adjustment due to changes in the Company capital structure including, but not limited to stock splits, stock dividends or reorganizations.

                        (d) Lock up. If the Holder is given written notice to
            such effect by the underwriter assisting the Company in its initial public offering, the Common Stock owned by the Holder as a result of the Holder's exercise of the conversion rights granted the Holder herein, shall not be sold, exchanged or otherwise disposed for a period of six months following the initial public offering. Provided, however, if the underwriter requests a lock up period extending beyond said initial six month period, a longer period, but not to exceed an additional six months, may be added to the initial lock up period. The extension of the initial lock up period shall apply to the Holder, if a majority of those lenders currently providing convertible bridge financing to the Company (consisting of Willora Company, Inc. and Gross Foundation, Inc.) shall agree in writing to such an extension. A determination of what constitutes a "majority" of those lenders shall be based on dollars lent to the Company, with one such dollar constituting one vote to determine the majority. The number of dollars lent to the Company shall be based on indebtedness immediately prior to the exercise of any conversion right granted in the bridge financing. A list of the lenders currently providing convertible bridge financing are attached hereto as Exhibit A.

                        (e) Lock up of Convertible Debenture. In the event the
            underwriter demands a lock up, which lock up operates to prevent the conversion of this Convertible Debenture into shares of Common Stock or such lock up would apply to shares of the Common Stock of the Holder if the Holder converted this Convertible Debenture, then notwithstanding anything provided herein to the contrary, the period of time during which the Holder may convert this Convertible Debenture into Common Stock shall be extended for 90 days beyond the date of termination of the applicable lock up period. The maturity date of the Convertible Debenture shall be similarly extended as provided in Section 1(a).

      6. Conversion Adjustments. The provisions of this Convertible Debenture are subject to adjustment as provided in this Section 5.

                  (a) The Conversion Price shall be adjusted from time to time to reflect a discount to the Conversion Price.

                        (1) If the Company fails to file a registration
                  statement with regard to its Common Stock with the Securities and Exchange Commission pursuant to an initial public offering of such Common Stock by July 31, 1998, or if the effective date of such registration has not occurred by November 30, 1998, the Holder shall be entitled to a discount to the Conversion Price of 10%.

                        (2) Beginning with the month of December, 1998 and with
                  each month (or portion thereof) thereafter until maturity, until such time as the Holder of the Convertible Debenture exercises its Right of Conversion, the Holder shall be entitled to an [additional] discount of 1.25% per month [for example in January, 1999, the discount would be 2.5% hereunder, however, if the discount in (1) above has also been earned the total discount would be 12.5%]. If the Company Common Stock can not be delivered as the result of a lock up imposed by the underwriter, the discount rate shall increase to 2% per month beginning with the first full month of the lock up period.

                  (b) In case of any consolidation or merger to which the
            Company is a party other than merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the company as an entirety or substantially as an entirety, or in the case of any statuary exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Convertible Debenture been converted immediately prior to the effective date of such consolidation, merger, statutory exchange sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provision set forth in this Section with respect to the rights and interest thereafter of any Holders of the Convertible Debenture, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Convertible Debenture. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

      7. Events of Default. Each of the following events shall be an Event of Default ("Event of Default") for purposes of the Convertible Debenture:

            (a) Convertible Debenture Terms. The Company defaults in the due and punctual performance or observance of any material terms contained in the Convertible Debenture, and such default continues for a period of five (5) consecutive days after written notice thereof to the Company by the Holder of the Convertible Debenture or Common Stock issued upon conversion of the Convertible Debenture; or

            (b) Insolvency Matters. The Company makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or as adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting or fails to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action looking tot he dissolution or liquidation of the Company.

      8. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the Company and the Holder of the Convertible Debenture (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or the same circumstance or event upon any reoccurrence thereof.

      9. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if personally delivered (including, without limitation, delivery by courier or delivered by telex, telegram or facsimile, or five (5) days after depositing in the U.S. Mails for delivery by first class mail, postage prepaid and addressed as provided blow, (a) if to any Holder of the Convertible Debenture, addressed so such Holder at its address as shown on the books of the Company, or at such other address as such Holder may specify by written notice tot he Company with a copy to the Agent or (b) if the Company at 156 William Street, 12th Floor, New York, New York 10038, or such other address as the Company may specify by written notice to the Holder of the convertible Debenture or Common Stock issued upon conversion of the Convertible Debenture.

      10. Successors and Assigns. All the terms and provisions of the Convertible Debenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and each Holder of the Convertible Debenture, whether or not so expressed.

      11. Applicable Law. The laws of the State of New York, without regard to its conflicts of law principles, shall govern the validity of the Convertible Debenture, the construction of its terms and interpretation of the rights and duties of the Company and each Holder of the Convertible Debenture.

      12. Waiver of Demand, Presentment and Notice of Dishonor. Except as otherwise set forth herein, the undersigned and each endorser or guarantor hereof hereby waives demand, presentment, protest, notice of protest and notice of dishonor.

      13. Corporate Obligation. No recourse under or upon any obligation, covenant or agreement contained in the Convertible Debenture, or for any claim based hereon or otherwise in respect hereof, shall be had against any promoter, subscriber to shares, incorporator, stockholder, officer, or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor or corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statue, or rule of law, or by the enforcement of any assessment or penalty or otherwise, except as expressly agreed to by the party charged.

      14. Subordination and Guaranty. The Company will cause the debt obligations of Venture Funding, Ltd. and Eugene I. Schuster to be subordinated to this Convertible Debenture pursuant to a certain Subordination Agreement of even date herewith. In addition, this Convertible Debenture shall be guaranteed by Venture Funding, Ltd. and Eugene I. Schuster pursuant to a certain Guaranty of even date herewith.

      15. Most Favored Nations Provision. If at any time between the execution date of this agreement and an initial public offering of the Company's Common Stock, the Company shall privately place any debt obligation(s) on different terms and conditions than as set forth herein (with the exception of securitization provisions), the Holder shall have the option to retain the current agreement of the parties as reflected in this agreement (and a certain Warrant and Subordination Agreement of even date) or to amend portions of this agreement and substitute therefor certain terms and conditions offered in any such subsequent private placement(s) of debt. The Company shall promptly notify the Holder of any such private placement and provide to the Holder a copy of all enabling and operating documents related thereto. The Holder will have thirty days thereafter to elect to amend certain portions of this agreement (and a certain Warrant and Subordination Agreement of even date) by written notice of its intent within the thirty day period. The substitution of certain terms and conditions of the other private placement shall relate only to the interest rate, warrant terms and conversion privileges provided therein and shall not change in any manner the term of the debt or the security/securitization provisions provided herein. By electing to substitute the other private placement terms for the terms of this agreement, the Holder must accept all or none of terms and conditions related to the other private placement's interest rate, warrant terms and conversion privileges; the Holder may not select from among such provisions (cherry pick).

      IN WITNESS WHEREOF, the Company has caused the Convertible Debenture to be signed by its duly authorized officer, and the Guarantor has signed the Convertible Debenture, as of the date first written above.

                                            ART RENAISSANCE, INC.

                                            By: /s/ Eugene Ivan Schuster
                                               ------------------------------
                                               Its: C.E.O.